UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2019

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 9, 2019, Fortune Brands Home & Security, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, acting for themselves and as representatives of the several underwriters named therein, in connection with the offer and sale of $700 million aggregate principal amount of the Company’s 3.250% Senior Notes due 2029 (the “Notes”) in an underwritten public offering (the “Offering”).

The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type.

On September 13, 2019, the Company (i) entered into a Third Supplemental Indenture dated as of September 13, 2019 (the “Supplemental Indenture”), supplementing the Base Indenture dated as of June 15, 2015 (the “Base Indenture”) with Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities agent (the Base Indenture and the Supplemental Indenture, together, the “Indenture”), and (ii) issued the Notes pursuant to the Indenture.

The Notes will mature on September 15, 2029 and bear interest at a fixed rate of 3.250% per annum. Interest on the Notes will accrue from September 13, 2019 and be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2020. The Notes constitute senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness from time to time outstanding and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness outstanding from time to time.

Prior to June 15, 2029 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve thirty-day months) at the Adjusted Treasury Rate (as defined in the Supplemental Indenture) as determined by the Quotation Agent (as defined in the Supplemental Indenture), plus 25 basis points, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date.

On and after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, for cash, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date.

The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale and leaseback transactions or merge or consolidate with another entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to another person. The Indenture also provides for customary events of default and other customary provisions.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs, the Company will be required to make an offer on the terms set forth in the Supplemental Indenture to each holder of the Notes to repurchase, for cash, all or any part of that holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to but not including the date of repurchase, unless the Company has exercised its right to redeem the Notes.

The preceding descriptions of the Underwriting Agreement, the Supplemental Indenture and the Notes are qualified by reference to the full texts of the Underwriting Agreement, the Supplemental Indenture, and form of the Note, which are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively.

The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement on Form S-3ASR (Registration Statement No. 333-224612), filed with the Securities and Exchange Commission on May 2, 2018, as supplemented by a prospectus supplement dated September 9, 2019 and filed with the Securities and Exchange Commission on September 11, 2019.

The aggregate net proceeds from the sale of the Notes were approximately $692,460,000, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the Offering to repay indebtedness outstanding under its $1.25 billion committed revolving credit facility and its $350,000,000 term loan.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of J.P. Morgan Securities LLC serves as administrative agent and is a lender on the Company’s revolving credit facility and the term loan facility. An affiliate of BofA Securities, Inc. serves as syndication agent and is a lender under the Company’s revolving credit facility and term loan facility and affiliates of other underwriters are lenders under the Company’s revolving credit facility. An affiliate of Citigroup Global Markets Inc. is a lender under the Company’s term loan facility. Accordingly, affiliates of BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and other underwriters which are lenders under the Company’s revolving credit facility and term loan will receive their pro rata portions of the borrowings repaid thereunder. Because the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the net proceeds of the Offering, the Offering will be conducted in accordance with FINRA Rule 5121.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2019, the Company completed the Offering and sale of the Notes, and the Notes were issued pursuant to the Indenture.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.     Other Events.

On September 10, 2019, the Company issued a press release announcing that the Company priced a registered public offering of $700 million aggregate principal of 3.250% senior unsecured notes due 2029.

In connection with the offering and sale of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel with respect to the Notes. Such opinion is incorporated by reference into the Company’s Registration Statement on Form S-3ASR (Registration Statement No. 333-224612) filed by the Company with the SEC on May 2, 2018, as supplemented by the prospectus supplement filed with the SEC on September 11, 2019.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 9, 2019, between Fortune Brands Home & Security, Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as representatives of the several Underwriters named in Schedule l thereto.

4.1

Third Supplemental Indenture, dated as of September 13, 2019, by and among Fortune Brands Home & Security, Inc., Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent.

4.2	Form of global certificate for the 3.250% Senior Notes due 2029 (contained in Exhibit 4.1).

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

99.1	Press Release dated September 10, 2019, issued by Fortune Brands Home & Security, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By:	/s/ Robert K. Biggart
Name:	Robert K. Biggart
Title:	Senior Vice President, General Counsel and Secretary

Date: September 13, 2019